CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated September 20, 2006 with respect to the consolidated financial statements of Black Diamond Holdings Corporation for the years ended December 31, 2005, 2004 and 2003 included in the Amended Registration Statement on Form 20-F (filed under the Securities Exchange Act of 1934), filed with the U.S. Securities and Exchange Commission.

“Watson Dauphinee & Masuch”
Watson Dauphinee & Masuch
Chartered Accountants

Vancouver, British Columbia, Canada
November 21, 2006